Funko Reports Third Quarter 2020 Financial Results

Strong Gross Margin and Cost Controls Drive Increased Profitability

EVERETT, Wash. November 5, 2020-- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture consumer products company, today reported its consolidated financial results for the third quarter ended September 30, 2020.
Third Quarter 2020 Financial Summary
•Net sales of $191.2 million
•Gross margin1 increased 30bps to 38.6%
•SG&A expenses decreased 21% to $41.2 million
•Net income of $15.6 million
•Net income margin increased 120bps to 8.2%
•Adjusted EBITDA2 of $36.2 million
•Adjusted EBITDA margin2 increased 70bps to 18.9%
•Total liquidity3 of $106.9 million as of September 30, 2020
•Cash flow from operations increased 87% to $28.1 million

Third Quarter 2020 Operating Highlights
•Strong consumer demand within the domestic mass-market and third party e-commerce channels
•Funko’s direct-to-consumer e-commerce sales increased more than 150% compared to prior year
•Loungefly branded products grew 25% compared to prior year, driven by strong momentum on Loungefly.com and within wholesale channels
•70% of sales were attributable to evergreen content
•Expansion of Adjusted EBITDA margin2 to 18.9% driven by strong gross margin1 and cost controls
•Increased profitability, combined with close management of working capital, drove a 53% increase in total liquidity3 compared to prior year
"Our teams have executed well in 2020 despite the challenges presented by the pandemic," said Brian Mariotti, Chief Executive Officer. “In the third quarter, we outperformed revenue expectations, reflecting strength within our domestic mass market and digital channels. We also maintained strong gross margins and cost controls, which allowed us to deliver improved profitability. The quarter was highlighted by our successful evergreen programs, expanded product offerings and enhanced e-commerce capabilities, all of which are enabling us to drive increased engagement with our fans around the globe.”
1 Gross margin is calculated as net sales less cost of sales (excluding depreciation and amortization) as a percentage of net sales.
2 Adjusted Net Income, Adjusted Earnings per Diluted Share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For a reconciliation of Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release.
3 Total liquidity is calculated as cash and cash equivalents plus availability under the Company’s $75 million revolving credit facility.

"While we expect to face continued headwinds in specific channels and regions in the fourth quarter, we believe we are well positioned for the holiday season with our most diverse product offering yet and an expanded presence within key retail partners. Looking further ahead, we are staying focused on our four key strategies and remaining agile in the face of today's dynamic environment."
Third Quarter 2020 Financial Results
Net sales decreased 14% to $191.2 million in the third quarter of 2020 compared to $223.3 million in the third quarter of 2019. The year-over-year decline was primarily attributable to the slower recovery from COVID-19 impacts within the domestic specialty channel and European region. These impacts were partially offset by growth within the domestic third party e-commerce and mass-market channel as well as the Company's own direct-to-consumer business.
In the third quarter of 2020, the number of active properties was 715, which represents a 14% increase from the third quarter of 2019. On a geographical basis, net sales in the United States decreased 4% to $140.9 million. Net sales internationally decreased 34% to $50.3 million, reflecting more significant impacts from COVID-19 primarily within the European region. On a product category basis, net sales of figures decreased 18% to $145.0 million. Net sales of other products decreased 1% to $46.2 million, reflecting strength in Loungefly branded products which increased 25% compared to the prior year due to strong momentum on Loungefly.com as well as at wholesale retailers.
The tables below show the breakdown of net sales on a geographical and product category basis (in thousands):

	Three Months Ended September 30,		Period Over Period Change
	2020	2019	Dollar	Percentage
Net sales by geography:
United States	$140,935	$147,308	$(6,373)	(4.3)%
International	50,294	75,999	(25,705)	(33.8)%
Total net sales	$191,229	$223,307	$(32,078)	(14.4)%

	Three Months Ended September 30,		Period Over Period Change
	2020	2019	Dollar	Percentage
Net sales by product:
Figures	$145,049	$176,480	$(31,431)	(17.8)%
Other	46,180	46,827	(647)	(1.4)%
Total net sales	$191,229	$223,307	$(32,078)	(14.4)%

Gross margin1 in the third quarter of 2020 increased 30 basis points to 38.6% compared to 38.3% in the third quarter of 2019. The increase primarily reflects improved product margins due to an increase in direct-to-consumer sales in the quarter, which were partially offset by increased shipping costs, freight costs and duties as a percentage of net sales.

SG&A expenses decreased 21% to $41.2 million in the third quarter of 2020 compared to $52.4 million in the third quarter of 2019, primarily reflecting cost reduction initiatives put in place in the second quarter of 2020. The year over year decline was primarily due to lower professional fees, marketing, stock based compensation, personnel and fulfillment costs.

Net income in the third quarter of 2020 was $15.6 million compared to net income of $15.5 million in the third quarter of 2019, and Adjusted Net Income2 (non-GAAP) was $16.1 million in the third quarter of 2020 versus Adjusted Net Income2 (non-GAAP) of $19.9 million in the third quarter of 2019. Adjusted EBITDA2 (non-GAAP) in the third quarter of 2020 was $36.2 million, compared to $40.6 million in the third quarter of 2019. A reconciliation of these non-GAAP measures to its most directly related GAAP measure is provided below.

Balance Sheet Highlights
Total liquidity3 at the end of the third quarter totaled $106.9 million, an increase of 53% compared to the third quarter of 2019. Total liquidity was comprised of cash and cash equivalents of $31.9 million and total revolver availability of $75.0 million.

As of September 30, 2020, total debt was $208.1 million, a decrease of 12% compared to a year ago. Total debt includes the amount outstanding under the Company’s term loan facility, net of unamortized discounts. During the third quarter of 2020, the Company repaid all borrowings under its revolving line of credit.
Inventories at the end of the third quarter totaled $72.6 million, a decrease of 23% compared to a year ago.

Outlook
The Company anticipates that effects from the COVID-19 pandemic will continue to impact sales in the fourth quarter of 2020 and currently expects net sales on a percentage basis to be down 10% to 8% compared to prior year, which includes approximately eight percentage points of pressure due to new pandemic-related closures and restrictions in the European region.

Conference Call and Webcast
The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, November 5, 2020, to further discuss its third quarter results. A live webcast and replay of the event will be available on the Investor Relations section on the Company’s website at https://investor.funko.com. The replay of the webcast will be available for one year.

About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture consumer products company. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at https://funko.com/, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results, the underlying trends in our business, the anticipated impact of COVID-19 on our business, our potential for growth, our strategic growth priorities, our expected liquidity and our strategy. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to execute our business strategy; risks related to the impact of COVID-19 on our business, financial results and financial condition; our ability to maintain and realize the full value of our license agreements; the ongoing level of popularity of our products with consumers; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; our ability to manage our inventories; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with our international operations; changes in effective tax rates or tax law; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, ACON, and the possibility that ACON’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended September 30, 2020 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Contact:
investorrelations@funko.com

Media Contact:
pr@funko.com

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands, except per share data)
Net sales	$191,229	$223,307	$426,028	$581,571
Cost of sales (exclusive of depreciation and amortization shown separately below)	117,504	137,801	261,103	361,455
Selling, general, and administrative expenses	41,167	52,424	127,590	136,539
Depreciation and amortization	11,887	10,472	33,947	31,127
Total operating expenses	170,558	200,697	422,640	529,121
Income from operations	20,671	22,610	3,388	52,450
Interest expense, net	2,875	3,620	8,221	11,455
Other expense, net	779	577	1,450	423
Income (loss) before income taxes	17,017	18,413	(6,283)	40,572
Income tax expense (benefit)	1,420	2,865	(1,139)	6,464
Net income (loss)	15,597	15,548	(5,144)	34,108
Less: net income (loss) attributable to non-controlling interests	5,801	6,909	(229)	18,142
Net income (loss) attributable to Funko, Inc.	$9,796	$8,639	$(4,915)	$15,966
Earnings (loss) per share of Class A common stock:
Basic	$0.28	$0.27	$(0.14)	$0.54
Diluted	$0.27	$0.25	$(0.14)	$0.50
Weighted average shares of Class A common stock outstanding:
Basic	35,483	32,055	35,155	29,555
Diluted	35,904	34,503	35,155	31,712

Funko, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2020	December 31, 2019
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$31,895	$25,229
Accounts receivable, net	136,300	151,564
Inventory	72,603	62,124
Prepaid expenses and other current assets	11,944	20,280
Total current assets	252,742	259,197
Property and equipment, net	58,771	65,712
Operating lease right-of-use assets	55,679	62,901
Goodwill	124,634	124,835
Intangible assets, net	209,335	221,492
Deferred tax asset	56,884	57,547
Other assets	4,738	4,783
Total assets	$762,783	$796,467
Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$—	$25,822
Current portion of long-term debt, net of unamortized discount	22,462	13,685
Current portion of operating lease liabilities	12,612	11,314
Accounts payable	40,843	42,531
Income taxes payable	155	637
Accrued royalties	31,574	34,625
Accrued expenses and other current liabilities	44,918	28,955
Total current liabilities	152,564	157,569
Long-term debt, net of unamortized discount	185,659	202,816
Operating lease liabilities, net of current portion	55,594	61,622
Deferred tax liability	303	341
Liabilities under tax receivable agreement, net of current portion	62,369	61,554
Other long-term liabilities	3,609	7,421

Commitments and Contingencies (Note 6)

Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 35,486 and 34,918 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	4	3
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 14,040 and 14,515 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	1	1
Additional paid-in-capital	213,365	204,174
Accumulated other comprehensive income	244	791
Retained earnings	15,527	20,442
Total stockholders’ equity attributable to Funko, Inc.	229,141	225,411
Non-controlling interests	73,544	79,733
Total stockholders’ equity	302,685	305,144
Total liabilities and stockholders’ equity	$762,783	$796,467

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(In thousands)
Operating Activities
Net income (loss)	$(5,144)	$34,108
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization and other	35,929	32,254
Equity-based compensation	7,494	9,830
Amortization of debt issuance costs and debt discounts	1,006	893
Deferred tax expense (benefit)	1,237	(172)
Other	1,715	(84)
Changes in operating assets and liabilities:
Accounts receivable, net	13,507	(19,643)
Inventory	(11,115)	(8,759)
Prepaid expenses and other assets	15,163	1,527
Accounts payable	(1,595)	24,310
Income taxes payable	(465)	(3,522)
Accrued royalties	(3,045)	(1,240)
Accrued expenses and other liabilities	5,658	(6,516)
Net cash provided by operating activities	60,345	62,986

Investing Activities
Purchases of property and equipment	(14,704)	(27,155)
Acquisitions of businesses and related intangible assets, net of cash	—	(6,369)
Net cash used in investing activities	(14,704)	(33,524)

Financing Activities
Borrowings on line of credit	28,267	22,543
Payments on line of credit	(55,103)	(23,383)
Debt issuance costs	(569)	(411)
Payments of long-term debt	(8,814)	(8,813)
Contributions from continuing equity owners	177	—
Distributions to continuing equity owners	(3,496)	(22,905)
Payments under tax receivable agreement	(165)	—
Proceeds from exercise of equity-based options	41	2,210
Net cash used in financing activities	(39,662)	(30,759)

Effect of exchange rates on cash and cash equivalents	687	1,303

Net increase in cash and cash equivalents	6,666	6
Cash and cash equivalents at beginning of period	25,229	13,486
Cash and cash equivalents at end of period	$31,895	$13,492

Funko, Inc. and Subsidiaries
Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin and Adjusted Earnings per Diluted Share (collectively the “Non-GAAP Financial Measures”) are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. The Non-GAAP Financial Measures are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss), earnings (loss) per share or any other performance measure derived in accordance with U.S. GAAP. We define EBITDA as net income (loss) before interest expense, net, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, customs investigation and related costs, certain severance, relocation and related costs, foreign currency transaction gains and losses and other unusual or one-time items. Adjusted EBITDA Margin is calculated as Adjusted EBITDA as a percentage of net sales. We define Adjusted Net Income as net income (loss) attributable to Funko, Inc. adjusted for the reallocation of income (loss) attributable to non-controlling interests from the assumed exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and further adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, customs investigation and related costs, certain severance, relocation and related costs, foreign currency transaction gains and losses and other unusual or one-time items, and the income tax expense effect of these adjustments. Adjusted Net Income Margin is calculated as Adjusted Net Income as a percentage of net sales. We define Adjusted Earnings per Diluted Share as Adjusted Net Income divided by the weighted-average shares of Class A common stock outstanding, assuming (1) the full exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and (2) the dilutive effect of stock options and unvested common units, if any. We caution investors that amounts presented in accordance with our definitions of the Non-GAAP Financial Measures may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate the Non-GAAP Financial Measures in the same manner. We present the Non-GAAP Financial Measures because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.
Management uses the Non-GAAP Financial Measures:
•as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•as a consideration to assess incentive compensation for our employees;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.
By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. The Non-GAAP Financial Measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in this press release. Some of the limitations are:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.
Due to these limitations, Non-GAAP Financial Measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our U.S. GAAP results and using these non-GAAP measures only supplementally. As noted in the table below, the Non-GAAP Financial Measures include adjustments for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, customs investigation and related costs, certain severance, relocation and related costs, foreign currency transaction gains and losses and other unusual or one-time items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described herein and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income (loss), for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands, except per share data)
Net income (loss) attributable to Funko, Inc.	$9,796	$8,639	$(4,915)	$15,966
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	5,801	6,909	(229)	18,142
Equity-based compensation (2)	2,456	3,715	7,494	9,830
Acquisition transaction costs and other expenses (3)	—	733	—	383
Customs investigation and related costs (4)	—	2,907	—	3,357
Certain severance, relocation and related costs (5)	1,178	180	2,184	180
Foreign currency transaction loss (6)	778	577	1,449	423
Income tax expense (7)	(3,937)	(3,766)	(2,350)	(7,222)
Adjusted net income	$16,072	$19,894	$3,633	$41,059
Adjusted net income margin (8)	8.4%	8.9%	0.9%	7.1%
Weighted-average shares of Class A common stock outstanding-basic	35,483	32,055	35,155	29,555
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	16,047	20,510	15,770	22,556
Adjusted weighted-average shares of Class A stock outstanding - diluted	51,530	52,565	50,925	52,111
Adjusted earnings per diluted share	$0.31	$0.38	$0.07	$0.79

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(amounts in thousands)
Net income (loss)	$15,597	$15,548	$(5,144)	$34,108
Interest expense, net	2,875	3,620	8,221	11,455
Income tax expense (benefit)	1,420	2,865	(1,139)	6,464
Depreciation and amortization	11,887	10,472	33,947	31,127
EBITDA	$31,779	$32,505	$35,885	$83,154
Adjustments:
Equity-based compensation (2)	2,456	3,715	7,494	9,830
Acquisition transaction costs and other expenses (3)	—	733	—	383
Customs investigation and related costs (4)	—	2,907	—	3,357
Certain severance, relocation and related costs (5)	1,178	180	2,184	180
Foreign currency transaction loss (6)	778	577	1,449	423
Adjusted EBITDA	$36,191	$40,617	$47,012	$97,327
Adjusted EBITDA margin (9)	18.9%	18.2%	11.0%	16.7%

(1)	Represents the reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income (loss) was attributable to non-controlling interests.
(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3)	Represents legal, accounting, and other related costs incurred in connection with acquisitions and other potential transactions.
(4)	Represents legal, accounting and other related costs incurred in connection with the Company's investigation of the underpayment of customs duties at Loungefly. For the nine months ended September 30, 2019, includes the accrual of a contingent liability of $0.5 million related to potential penalties that may be assessed by U.S. Customs in connection with the underpayment of customs duties at Loungefly.
(5)	For the three and nine months ended September 30, 2020, represents severance, relocation and related costs associated with the consolidation of our warehouse facilities in the United Kingdom. The Company also incurred charges to impaired right-of-use leased and fixed assets related to Funko Animation Studios and charges related to the global workforce reduction implemented in response to the COVID-19 pandemic. For the three and nine months ended September 30, 2019, represents severance, relocation and related costs associated with the consolidation of our warehouse facilities in the United Kingdom.
(6)	Represents both unrealized and realized foreign currency losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.
(7)	Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for all periods presented.
(8)	Adjusted net income margin is calculated as Adjusted net income as a percentage of net sales.
(9)	Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.